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                                 LEASE AGREEMENT

UNITED STATES OF AMERICA

STATE OF LOUISIANA

PARISH OF VERMILION

               This agreement made and entered into by and between THE CITY OF ABBEVILLE, LOUISIANA, a Municipal Corporation (hereinafter called "LESSOR"), herein represented by its Mayor, R. Brady Broussard, he being duly authorized herein by virtue of the ordinance of the City Council of the City of Abbeville, dated the 4th day of January, 1994 a certified copy of which is attached hereto and made a part hereof, and ZAPATA HAYNIE CORPORATION (hereinafter called "LESSEE"), a domestic corporation, domiciled in and having its principal place of business in Vermilion Parish, Louisiana, herein represented by Vernon D. Niven, its General Manager, he being duly authorized in the premises by virtue of a resolution of the Board of Directors of said corporation, a certified copy of which is attached hereto and made a part hereof;

               WHEREAS, the LESSOR currently owns and operates the land premises known as the Abbeville Municipal Airport (hereinafter called the "Airport"), located in Abbeville, Louisiana, and;

               WHEREAS, the LESSOR deems it advantageous to itself and to its operations of the Airport area to lease to LESSEE certain rights, privileges, and uses herein as necessary to conduct its business as hereinafter set forth;


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               NOW, THEREFORE, LESSOR and LESSEE, for and in consideration of the covenants and mutual agreements hereinafter contained, do hereby covenant and agree as follows:

                                    ARTICLE I
                         PREMISES, TERMS, AND PRIVILEGES

DEFINITIONS:

               "Abbeville Municipal Airport": That certain area administered by the City pursuant to covenants and conditions contained in those certain contracts, agreements, resolutions and actions of the City of Abbeville, Louisiana, constituting agreements between the City and the United States of America and its agents, including, but not limited to, the Federal Aviation Administration (FAA).

               "LESSOR": The City of Abbeville, Louisiana, by and through its duly constituted agent, the Mayor, shall be considered the LESSOR for all purposes of this lease.

               "TERMS": The terms of this contract area binding on the heirs, successors, administrators, trustees and assigns of LESSEE, except where otherwise noted in this instrument.

1.01 LEASED AREA:

               The LESSOR does hereby lease the premises containing a total approximately 23,500 square feet, more particularly described as:

               A certain tract or parcel of ground together will all buildings and improvements thereon situated located at the Abbeville Municipal Airport and being generally described as the "Old Hangar" building being the Eastern most edge of the public parking lot, thence Easterly along a line parallel to the front of the "Old Hangar" a distance of 235 feet and having a depth between parallel lines of 100 feet.

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Said tracts are more particularly shown and designated on a plat of survey prepared by John B. Benoit, Registered Surveyor, dated October 25, 1983, a copy of which is attached hereto and marked as Exhibit A, all hereinafter referred to as the "premises", all within the Abbeville Municipal Airport, and LESSEE hereby leases the said premises from LESSOR, which property pursuant to the provisions of LSA-R.S.33:4712, has been duly declared as surplus and as no longer necessary for the public use and purposes as reflected in the ordinance of the City of Abbeville dated the 4th day of January, 1994, a certified copy of which is attached hereto and made a part hereof.

               Subject to the terms, covenants and conditions embodied below, the LESSEE shall have the right and privilege to construct and maintain improvements upon the leased premises.

1.02 TERMS:

               This lease is to be for a primary term of ten (10) years commencing on January 1, 1994, and ending on December 31, 2003.

1.03 RENTAL OBLIGATION:

               LESSEE herein agrees to pay to LESSOR, in advance, the sum of SIX HUNDRED AND 00/100 ($600.00) DOLLARS, per month, payable in equal monthly payments for each month, during the term of this lease.

               Monthly rentals shall be paid in advance on or before the first
(1st) day of each month, the first of such monthly rental payments (or proportionate part thereof, should the lease be effective on a day other than the first day of the month) being due on the effective date of this lease.


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               The basic rent and such additional charges as accrued shall be paid by the first (1st) day of each month without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment or diminution or reduction by reason of, and, except as otherwise provided in this agreement, the obligations and liabilities of the LESSEE shall not be affected by any circumstances or occurrences, including:

               (a) Any damages to or destruction of the premises or any part thereof;

               (b) Any restriction or prevention of, or any interference with, any use of the leased property or any part thereof;

               (c) Any claim LESSEE has or might have against LESSOR;

               (d) Notice of termination of leasehold, whether by LESSOR or LESSEE.

1.04 OPTION TO EXTEND:

               LESSEE is hereby granted an option to extend the lease for ten
(10) years until December 31, 2013, with such option to be exercised in writing delivered to and received by the Mayor at his office, at least sixty days before the end of the previous term. Extension shall be upon the terms and conditions of this agreement.

1.05 RENTAL ESCALATION FOR OPTION PERIOD:

               Without waiving other rental escalation provisions in this contract, monthly rentals shall be adjusted annually during the primary and extension periods by an amount which is equivalent to the percent change in the Consumer Price Index (CPI) of the preceding calendar year's average, specifically defined as the Consumer Price Index (U.S. Average, All Urban Consumers, All Items) 1967 = 100 Base as compiled by the Bureau of Labor Statistics. This means that at the anniversary date of November 1, 1994, and annually


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thereafter, the rent will be adjusted on the percent change in the CPI of the preceding calendar year (January - December).

        Example:

        1.     First Anniversary:           Base rent X CPI = adjustment + base
                                            rent = rent for second year.

        2.     Second Anniversary:  Second year's rent X CPI = adjustment +
                                    second year's rent = rent for third year ...
                                    etc., annually until lease expiration.

1.06 SERVICE CHARGE:

               Rentals, fees, charges assessed pursuant to this lease are due and payable monthly, no later than the first (1st) day of the month. A service charge of five (5%) percent of the rental payment will be assessed for any rental payment made after the tenth (10th) day of the month.

1.07 DEPOSIT:

               In addition to the initial rental payment called for in the preceding paragraph, LESSEE shall deposit with LESSOR the sum of the amount equivalent to one month's rent which deposit shall be retained during the lease term and, upon termination of the lease, returned to LESSEE less and except and this will serve to authorize LESSOR'S withholding from such funds, any monies then due and owing to the LESSOR by LESSEE under the terms of this lease, including, but not limited to, any costs of restoring the premises to the condition called for under the terms hereof, as well as any other indebtedness caused, or charges owing, by LESSEE to LESSOR or to any third parties.


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1.08 FUEL FLOW FEE:

               LESSEE shall pay to LESSOR a fuel flowage fee of $0.04 per gallon for every gallon of fuel purchased by LESSEE for its airplane operations. Said fees shall be payable by LESSEE to LESSOR on the first day of each month for the fuel purchased in the immediately preceding month. All payments of said fees by LESSEE to LESSOR must be accompanied by copies of LESSEE'S purchase invoices and/or delivery schedules.

1.09 UTILITIES:

               LESSEE shall provide and pay, or cause to be paid, all charges for water, heat, gas, electricity, sewers, and any and all other utilities used on the premises throughout the term of this lease, including any connection fees. LESSOR shall make water, electricity, and sewer service available to LESSEE for connection.

1.10 TAXES:

               Upon receipt of written notice of any taxes, impositions, and surcharges upon the premises, LESSEE agrees to pay and discharge promptly, before delinquency, any and all such taxes, impositions, and surcharges imposed by taxing agencies against the leasehold premises and any personal property, tools, equipment, furniture, fixtures, and inventory belonging to LESSEE.

1.11 USE AND USE CONFLICT:

               The premises herein leased are to be used and occupied solely for the purposes of operations and maintenance of LESSEE'S aircraft and no other use of the premises is permitted.


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               Neither the leased premises nor any portion thereof shall be sublet, nor shall this lease or any interest therein be assigned, hypothecated or mortgaged by LESSEE, and any attempted assignment, subletting, hypothecation or mortgaging of this lease shall be of no force effect, and shall confer no rights upon any assignee, sublessee, mortgagee or pledgee, but shall constitute a material breach of this contract.

               In the event that LESSEE shall become incompetent, bankrupt or insolvent, or be dissolved, or should a guardian, trustee, or receiver be appointed to administer LESSEE'S business or affairs, neither this lease nor any interest herein shall become an asset of such guardian, trustee, or receiver, this lease shall immediately terminate and end.

1.12 PEACEFUL POSSESSION:

               LESSEE shall peacefully have, hold, and enjoy the leased premises, subject to the terms and conditions herein, and provided LESSEE pays the rentals and performs all of its covenants and agreements herein agreed to.

1.13 OFFSTREET PARKING:

               a. The LESSEE shall make provision for automobile parking for its employees, visitors, and other invitees on the demised premises by utilizing the parking areas available at the Abbeville Municipal Airport. No parking shall be permitted on the streets immediately adjacent to the leased premises.

               b. Each parking space shall be designated by white lines painted upon the paved surface.

               c. Parking for handicapped persons will be provided by the LESSEE and such spaces shall be clearly designated as handicapped parking.


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1.14 VEHICLE LOADING:

               All provisions for loading and maneuvering of vehicles necessary to the operation of LESSEE'S business shall be conducted as near as practical within the boundaries of the leased premises or upon the public areas.

1.15 BUILDING HEIGHTS:

               Building heights for any new construction anticipated or planned by LESSEE shall be limited to a maximum of fifty (50') feet above the ground level. This limitation includes phasial extensions of any building erected on the leased premises or other extension attached to any such building.

1.16 TYPE OF CONSTRUCTION:

               a. All buildings shall be framed with reinforced concrete or masonry, structural steel, structural aluminum or wood, which has been satisfactorily treated to resist fire, rot, and insects. Siding shall consist of masonry, glass, enameled steel, or treated wood. Common masonry and treated wood siding shall be kept neatly painted.

               b. All buildings shall conform to all local building codes and ordinances.

1.17 PIPES:

               With the exception of hoses and movable pipes used for irrigation, LESSEE shall neither install nor maintain water, gas, sewer, or drainage pipes above the surface of the ground. This restriction does not apply to pipes installed or maintained within structures to be constructed by the LESSEE on the leased premises.


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                                   ARTICLE II
                             REPAIRS AND ALTERATIONS

2.01 LESSEE'S DUTY TO REPAIR:

               LESSEE shall, through the term of this lease, take good care of the leased premises and the fixtures and appurtenances therein and at its sole cost and expense make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, damage from the elements and fire excepted. In this regard, LESSEE is responsible for the maintenance and repair at LESSEE'S sole cost and expense of all windows, doors, plumbing, electrical, light fixtures, plumbing, fixtures, air conditioning system, painting of interior and exterior wall when needed, floor covering and other nonstructural repairs.

               Damage or injury to the premises, fixtures, appurtenances whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect, or improper conduct of LESSEE, its servants, employees, invitees or licensees, shall be repaired promptly by LESSEE at its sole cost and expense, to the satisfaction of LESSOR.

               LESSEE herein agrees to promptly notify LESSOR of any accident to, or any defects in, utility system or structure used in common with other tenants, including, but not limited to, water pipes, drainage pipes, air conditioning ducts.

               The City of Abbeville is expressly granted the right of access to any such system or structure used in common, and the right to enter the premises to inspect and repair, if necessary, any such system(s) or structure(s) for its work or repair, its cost of same


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shall be apportioned among the tenant(s) served by such system(s) or structure(s). The reasonable cost of such repair shall be determined by the Mayor.

2.02 ALTERATIONS:

               LESSEE is granted the right to make alterations to the premises other than structural repairs, at LESSEE'S sole cost and expense, subject to the following terms and conditions:

               (a) LESSEE must first obtain the written consent of LESSOR. LESSOR reserves the right to reject any proposed extension, repair or alteration, any particular contractor or each and every subcontractor or the complete project.

               (b) Ultimate title to an alteration properly consented to by LESSOR will rest with LESSOR immediately upon approval and will remain in LESSOR's possession at termination of LESSEE'S tenancy.

               (c) Trade fixtures, movable furniture, and other service equipment of LESSEE peculiar to LESSEE'S business are not to be included in alterations, and must removed at his option and convenience, provided LESSEE is not in default of lease obligations.

               LESSOR reserves the right to demand that LESSEE restore the premises to reasonably the same condition and state as the premises were found prior to making such alterations, in a manner acceptable to LESSOR, and to demand that LESSEE pay all costs of such restoration.


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               LESSEE further agrees that any damages as may be caused by the installation or removal of trade fixtures discussed in condition (c) above, will bind LESSEE to repair said damage expeditiously at LESSEE'S sole expense.

               LESSEE maintains and reserves the right to make alterations and remodeling changes, provided said work does not interfere with LESSEE'S day-to-day operations and business.


                                   ARTICLE III
                                USE RESTRICTIONS

3.01 GENERAL:

        a. No land, alteration, or structure occupied or erected by the LESSEE shall be used or occupied in any manner which could create conditions:

              1. Adversely affecting the health, comfort, or safety of members of the general public or other tenants of the LESSEE; or

              2. Adversely affecting the beneficial enjoyment and use of properties leased to LESSOR'S other tenants.

        b. Prohibited uses include, but are not limited to, those which create:


              1. Fire hazards;
              2. Explosive hazards;
              3. Excessive noise;
              4. Excessive vibration;
              5. Excessive shock;
              6. Smoke, dust, pungent odors, noxious emissions constituting air pollution;

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              7. Electrical disturbances; and
              8. Excessive liquid or solid refuse, waste, or emissions;
              9. Environmental hazards.

3.02 ULTRA-HAZARDOUS ACTIVITIES INCLUDING FIRE AND EXPLOSIVE HAZARDS:

               No ultra-hazardous activities including those creating fire or explosive hazards endangering life or property shall be conducted on the leased premises by the LESSEE.

3.03 NOISE LEVELS:

               At no point on the leased premises shall the sound pressure of any individual plant or operation conducted by the LESSEE (other than operation of motor vehicles, aircraft, or other conveyances of transportation) exceed the decibel levels in the designated octave bands shown below:

                                            Maximum Permitted Sound
        Octave Band Cycles                     Level in Decibels
            Per Second                       RE 0.0002 dynes/cm/2
        -------------------                   -------------------
        0    -  300                                75
        300  - 1200                                55
        1200 - 4800                                45
        4800 and above                             40

3.04  VIBRATION OR SHOCK:

               No vibration or shock perceptible to a person of normal sensibilities shall be permitted within fifty (50') feet of any property line delineating the leased premises.


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3.05 AIR POLLUTION:

        a. Any use of the premises by the LESSEE, which will produce smoke, gas, dust, odor, fumes, aerosols, particles, products of combustion, or other atmospheric pollutant, shall be conducted within a completely enclosed building.

        b. Visible emissions of smoke, which exceed Ringlemann No. 1 on the Ringlemann Chart of the U.S. Bureau of Mines other than motor vehicle emissions from conveyances of transportation, shall not be permitted. This requirement is applicable to trash and waste material disposal. Windborne dust, sprays, and mists originating in any plants upon the leased premises will not be permitted.

        c. No plant or operation shall discharge toxic or noxious matter into the atmosphere.

        d. Emission of odors detectable at any point beyond the property line of any plant erected by LESSEE shall not be permitted.

3.06 DUST CONTROL:

        All ground areas not covered by structures shall be landscaped or surfaced with concrete, asphaltic concrete, asphalt oil, or other dust-free surfacing. These areas shall be maintained in good condition by LESSEE and shall at all times be kept free of weeds, trash, dust, and other debris. They shall be properly drained and graded. This dust control shall be accomplished before the issuance of a certificate of occupancy.


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3.07 HEAT OR GLARE:

               Any operation producing intense glare or heat shall be performed within an enclosed or screened area in such a manner which prevents the glare or heat so emitted from being discernible from any point on the property line of the leased premises.

3.08 ILLUMINATION:

        a. The maximum height of any lighting standard shall be limited to thirty (30') feet above ground level.

        b. The intensity of illumination shall be limited to 10 foot-candles or
0.1 lumens per square foot for open areas or surfaces visible at the property line.

        c. The design and location of exterior lighting shall comply in all respects to the requirements of the Federal Aviation Administration or any successor agencies and other governmental agencies having applicable jurisdiction with respect to height, type, and placement of lighting standards as they may affect the safety of flight operations at the airport.

3.09 SIGNS:

               The following regulations shall apply to all commercial signs displayed for observation from outside a building whether displayed on, near, or within a building:

               a. Permitted Signs: LESSEE'S commercial signs shall be limited to those identifying the uses conducted on the site and to those necessary for directional purposes. The size, design, and location of all signs shall require the written approval of the LESSOR or its authorized agent prior to installation. On-premise billboards and flashing signs are not permitted.

               b. Construction: All signs shall comply with all building codes of the City of Abbeville and with all rules and regulations of the


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                      Federal Aviation Administration or any other successor
                      agencies.

3.10 REFUSE AND TRASH:

               No refuse or trash shall be kept, stored, or allowed to accumulate on the leased premises.

3.11 SEWAGE DISPOSAL SYSTEMS:

               No cesspool, septic tank, or other sewage disposal system or device shall be installed, maintained, or used upon any parcel without LESSOR'S prior written approval and the prior written approval of the State of Louisiana.


                                   ARTICLE IV
                             INDEMNITY AND INSURANCE

4.01 INDEMNITY AND NONCLAIM:

               LESSEE hereby declares itself fully familiar with the physical condition of the leased premises and the improvements, fixtures, and equipment leased herein, and declares that said premises were in good condition when possession of same was accepted.

               LESSEE and its heirs, successors, and assigns promise to hold harmless and indemnify LESSOR from and against any and all claims by and on behalf of any person, of whatsoever kind or nature, whether legal or equitable, including governmental bodies, arising from the conduct or management of or from any work or thing done and from any and all conditions of the leased premises or other structures, sidewalks, driveways, or parking areas and facilities on the leased premises or any street, curb, or sidewalk adjoining thereon, (excluding common areas maintained by LESSOR) including environmental conditions and from all costs, attorney's fees, expenses, and liabilities incurred in or about


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any such claim or action or proceeding brought thereon except any and all actions or proceedings arising out of the negligence whether sole, joint or concurrent or willful act of LESSOR, its employees, agents, representatives, or invitees from which LESSOR shall defend, indemnify and hold LESSEE harmless; and in the event that any action or proceeding brought against the LESSOR by reason of such claim, the LESSEE upon notice from the LESSOR covenants to resist and defend such actions or proceedings.

               LESSEE agrees for itself and its heirs, successors, and assigns that it will not bring suit against the LESSOR or assign any cause or action resulting from accident, fire, noise, or disturbance from the operation, maintenance, accident, crash, or crash landing of any airplane in the Abbeville Municipal Airport area or in the vicinity of the Abbeville Municipal Airport, or during any operation of aircraft over the premises, except any such cause or action arising out of the negligence or willful act of LESSOR, its employees, agents, representatives, or invitees.

4.02 FIRE AND OTHER RISKS INSURANCE:

               LESSEE, at his sole cost and expense, shall, throughout the term of this lease, keep or cause to be kept all improvements now or hereafter located upon the leased premises insured for the mutual benefit of LESSOR and LESSEE against loss or damage by fire and against loss or damage by other risks embraced by "extended coverage" and against civil commotions, riots, vandalism, and malicious mischief in an amount equal to the actual replacement cost of such improvements, including costs of replacing excavations and foundation, but without deduction for depreciation (hereinafter called "Full Insurable Value"). LESSEE shall name the City of Abbeville as co-payee. In the event a dispute arises


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as to the Full Insurable Value, which cannot be resolved by agreement, an appraisal of the leased premises and improvements thereon shall be made by an appraiser selected by LESSEE and reasonably acceptable to LESSOR to determine the Full Insurable Value, as defined in this provision. The resulting determination shall be conclusive between the parties for the purposes of this section. The expense of this appraisal shall be borne by LESSEE.

4.03 OBLIGATIONS OF LESSEE:

               During the term hereof, except as provided in Section 4.05 below, and should the improvements constructed by LESSEE upon the leased premises be damaged or destroyed in whole or in part by fire or other casualty, LESSEE shall give prompt notice to LESSOR. LESSEE, at its own cost and expense, shall promptly repair, and rebuild the same to the extent as the prior value of, and as near as is practicable to the character of the buildings and improvements existing immediately prior to such damage. Such repairs, replacements, or rebuilding shall be made by LESSEE and in accordance with the following terms and conditions:

        a. Prior to commencing such repairs, LESSEE shall deliver to LESSOR a set of the preliminary construction plans and specifications for LESSOR'S approval. In the event the preliminary plans and specifications are disapproved, LESSEE will be notified in writing. The notice shall specify in detail the reasons for the disapproval. LESSOR shall specify the corrections to the specifications and plans.

        b. Upon approval of the preliminary plans and specifications by LESSOR, LESSEE shall prepare, or cause to be prepared, final working plans and specifications. These shall conform to the preliminary plans and specifications. Upon completion of the final working plans and specifications, LESSEE shall submit the same to appropriate governmental agencies for approval. Upon approval by such agency and the issuance of permits for the commencement of construction, LESSEE shall deliver to LESSOR one complete set of the final


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               working plans and specifications, as approved by the appropriate governmental agencies. Changes from the preliminary plans and specifications shall be considered to be within the scope of the preliminary plans and specifications if such changes are made to comply with suggestions, requests, or requirements of the governmental agencies.

        c. Prior to commencing construction, LESSOR may require LESSEE to furnish a performance and payment bond and, if requested, Builder's Risk Insurance.

        d. Upon compliance with the foregoing, and after settlement shall have been made with the insurance company or companies, and said proceeds of such insurance policy or policies shall have been paid to LESSEE, LESSEE shall commence such repair, replacement, or rebuilding within a reasonable time and shall continue such work with reasonable diligence until completion.

4.04 INSURANCE PROCEEDS:

               Upon receipt by LESSEE and LESSOR of the proceeds of the insurance policy or policies, LESSEE and LESSOR shall deposit same in an escrow account to pay for the cost of such repair, replacement and rebuilding. Such proceeds shall be disbursed by LESSEE and LESSOR during construction to pay the cost of such work.

               If the amount of such insurance proceeds is insufficient to pay the costs of the necessary repair, replacement, or rebuilding of such damaged improvements, LESSEE shall pay any additional sums required and if the amount of such insurance proceeds is in excess of the costs thereof, the amount of such excess shall be retained by LESSEE.

4.05 CANCELLATION OF LEASE:

               Should the improvements on the leased premises be damaged or destroyed in whole or in part by fire or other casualty during the initial term or during the option term of this lease, LESSEE shall be relieved of the obligation to repair, replace, and rebuild the same and shall have the right to cancel this lease by giving LESSOR written notice of its election to do so with thirty (30) days after the date of any such damage or destruction. In


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such event, this lease shall terminate as of the date of such destruction and the insurance proceeds received or receivable under any policy of insurance shall be paid to and retained by LESSOR. All rents payable under this lease shall be prorated and paid to the date of such termination. The receipt of all insurance proceeds by LESSOR will relieve LESSEE from any responsibility to restore the leased premises to their former condition.

4.06 CONTENTS:

               Insurance on contents of building is sole responsibility of the LESSEE.

4.07 PUBLIC LIABILITY INSURANCE:

               LESSEE agrees to indemnify and hold harmless LESSOR from any and all claims, damages, causes of action, costs and expense, including attorney's fees resulting from or related to LESSEE'S use and occupancy of the leased premises and the condition thereof, including environmental conditions, except any such claims, damages, causes of action, costs and expenses arising out of the negligence or willful act of LESSOR, its employee, agent, representative, or invitee, from and against which LESSOR shall indemnify and hold LESSEE harmless. In this connection, LESSEE shall carry and maintain public liability insurance in minimum amounts of ONE MILLION DOLLARS ($1,000,000.00) for each accident and THREE HUNDRED THOUSAND DOLLARS ($300,000.00) property damage in which LESSOR shall be named as additional insured and as a co-insured. Such policies shall provide that same shall not be canceled without thirty (30) days prior written notice to LESSOR, and LESSOR shall be furnished, within thirty (30) days from the effective date of this lease, with a copy of such proof of insurance. LESSOR reserves the right to


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accept or reject the insurance company issuing such policy or policies based on
LESSOR's prior experience with any particular insurance company.

4.08 POLICIES AND MODIFICATIONS:

               Copies of all LESSEE'S policies and modifications shall be deposited with LESSOR no later than forty-five (45) days after the execution of this lease.

                                    ARTICLE V
                                  ENCUMBRANCES

5.01 ENCUMBRANCES:

               LESSEE may encumber its leasehold interest by the execution and delivery of a mortgage. The mortgagee of such mortgage may deliver to LESSOR a written notice specifying:

                      a. The amount of the obligation secured by the mortgage and the date of the maturity or maturities thereof, and

                      b.     The name and address of the mortgagee.

               After receipt of such notice, LESSOR shall serve mortgagee, by certified mail at the last address furnished by mortgagee, a copy of every notice or demand served by LESSOR upon LESSEE under the terms and provisions of this lease so long as such mortgage is in effect.

5.02 MORTGAGEE'S RIGHT:

               Upon receipt of a notice or demand, in accordance with Section
5.01 above, mortgagee shall have one hundred eighty (180) days after receipt of such notice within which, at mortgagee's election, to:

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               a.      Cure any default, if it can be cured, by the payment or
                       expenditure of money; or

               b. Perform such other action as may be necessary to cure the default; or

               c. Institute foreclosure proceedings and prosecute same diligently to conclusion.

5.03 RIGHTS ON FORECLOSURE:

        In the event of foreclosure by mortgagee, the purchaser at the foreclosure sale, or the person acquiring LESSEE's interest by virtue of or in lieu of foreclosure, shall succeed to all of LESSEE's rights, interests, duties, and obligations under this lease.

5.04 LESSEE'S RIGHT TO ENCUMBER:

        Nothing herein shall be construed to prohibit LESSEE from encumbering LESSEE's leasehold interest provided, however, that such leasehold interest shall not be encumbered beyond the expiration date of the primary term of this lease. Provided LESSOR shall not be liable in any manner to any mortgagee except as otherwise herein provided.


                                   ARTICLE VI
                TERMINATION, CANCELLATION, ASSIGNMENT OF TRANSFER

6.01 CANCELLATION:

        Subject to the provisions of Article V above, this lease shall be subject to cancellation by LESSOR in the event LESSEE shall:

        a. Be in arrears in the payment of the whole or any part of the rental amounts agreed upon hereunder for a period of ten (10) days after LESSOR has notified LESSEE in writing that payment was not received when due;

        b. File in any court a petition in bankruptcy or insolvency or for the appointment of a receiver or trustee of all or a portion of LESSEE's property;

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        c.     Make any general assignment for the benefit of creditors;

        d. Default in the performance of any of the covenants and conditions required herein (except rental payments) to be kept and performed by LESSEE, and such default continues for a period of thirty (30) days after receipt of written notice from LESSOR to cure such default, unless during such thirty (30) day period, LESSEE shall commence and thereafter diligently perform such action as may be reasonably necessary to cure such default;

        e. LESSEE abandons the premises or leaves the premises vacant or unoccupied for thirty (30) consecutive days;

        f. LESSEE permits the leased premises to be used for any unauthorized or unlawful business or purpose;

        g.     Be adjudged bankrupt in involuntary bankruptcy proceedings; or

        h. Be made a party to any receivership proceedings in which a receiver is appointed for the property or affairs of LESSEE where such receivership is not vacated within sixty (60) days after the appointment of such receiver.

        In any of the aforesaid events, LESSEE may re-enter to take immediate possession of the leased premises and remove LESSEE's effects or assert its lessor's liens upon them, as provided in paragraph 6.05, without being deemed guilty of trespassing.

6.02 REPOSSESSING AND RELETTING:

        In the event of default by LESSEE hereunder which shall remain uncured after the required notices have been given pursuant to this lease, and for such time as provided herein, LESSOR may at once thereafter, or at any time subsequent during the existence of such breach or default:

        a. Re-enter the demised premises or improvements or any part of them and repossess them; and

        b. Either cancel this lease by notice or without canceling this lease, relet the leased premises or any part thereof upon such terms and conditions as shall appear advisable to LESSOR. If LESSOR shall proceed to relet the leased premises and the amounts received from reletting the leased premises during


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               any month or part thereof be less than the rent due and owing from LESSEE during such month or part thereof under the terms of this lease, LESSEE shall pay such deficiency to LESSOR immediately upon calculation thereof, providing LESSOR has exercised good faith in terms and conditions of reletting. Payment of any such deficiencies shall be made monthly within ten
               (10) days after receipt of notice of deficiency.

6.03 ASSIGNMENT AND TRANSFER:

        LESSEE shall have the right and privilege to assign or transfer this lease subject to the prior written approval of LESSOR.

6.04 SUBLEASING:

        LESSEE shall have the right to sublease all or any part of the space demised hereunder for the same purposes permitted under the terms and provisions of this lease, provided LESSEE first obtains LESSOR's consent, such consent shall not be unreasonably withheld. Any such sublease shall be subject to the same conditions, obligations, and terms as set forth herein and LESSEE shall be responsible for the observance by its sublessees of the terms and covenants contained in this lease.

6.05 LESSOR'S LIEN AND PRIVILEGE:

        It is expressly agreed that, in the event of default by LESSEE hereunder, LESSOR shall have a lien and privilege upon all goods, chattels, personal property, or equipment of any description belonging to LESSEE or to any other person which are placed in or become a part of the leased premises as a security for rent due and to become due for the remainder of the lease term, which lien shall not be in lieu of or in any way affect the statutory lessor's lien given by law.

        Default on rental payments entitles LESSOR, at its option, to take whatever lawful action reasonably necessary to protect LESSOR's interest in said property, including the

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storing of goods, secured by a lessor's lien for nonpayment of rent for a reasonable time, as well as the selling of such goods at public or private auction for rental due, without waiving LESSOR's right to the total rental due.


6.06 CANCELLATION BY LESSEE:

        LESSEE shall have the right to cancel this lease agreement upon providing to LESSOR written notice of its intention to do so which shall be received by LESSOR at least sixty (60) days prior to LESSEE's proposed cancellation date. Attached to said notice shall be certified funds equal to twelve times the monthly rental amount for the month in which the cancellation is to be effective. LESSEE shall have the right upon proper cancellation and satisfaction of all other rental obligations to LESSOR, of removing all movable items located on the leased premises, provided that LESSOR has not exercised any statutory or contractual of right of sequestration.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.01 ATTORNEY'S FEES:

        In case LESSEE defaults in the performances of any of the terms, covenants, agreements, or conditions contained in this lease and LESSOR places the enforcement of the term of this lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of possession of leased premises in the hands of an attorney, or files suit upon same, LESSEE agrees to pay LESSOR reasonable attorney's fees and payment of same shall be secured in a like manner as herein provided as to lien for rent due.


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7.02 LESSOR'S REPRESENTATION AND WAIVER:

        Any representations by LESSOR regarding LESSEE's leasehold interest must be embodied in this writing. Any amendments to this lease must be in writing and signed by both parties.

        The waiver by LESSOR or LESSEE of performance of any provisions of this agreement shall not amount to a future waiver of strict performance of such provision or any other provision of this agreement.

7.03 ANTI-DISCRIMINATION CLAUSES MANDATED BY FEDERAL GOVERNMENT:

        a. The LESSEE assures that it will undertake an affirmative action program, as required by 14 Code of Federal Regulations Part 152, Subpart E, to insure that no person shall on the grounds of race, color, creed, national origin, or sex be excluded from participating in any employment activities covered by 14 Code of Federal Regulations Part 152, Subpart E. The LESSEE assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The LESSEE assures that it will require that its covered suborganizations provide assurances to the LESSEE that they similarly undertake affirmative action programs and that they will require assurance from their suborganizations, as required by 14 Code of Federal Regulations Part 152, Subpart E, to the same effect.

        b. The LESSEE for himself, his personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that: (1) no person on the grounds of race, color, or national origin shall be excluded from participating in, denied the benefits of, or be otherwise subjected


                                       25

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to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participating in, denied the benefits of, or otherwise subject to discrimination, (3) that the LESSEE shall use the in compliance with all other requirements imposed by or pursuant to CFR Part 21, Nondiscrimination in Federally Assisted Program of the Department of Transportation, and as said regulations may be amended.

        c. That, in the event of breach of any of the preceding nondiscrimination covenants, the City of Abbeville shall have the right to terminate this lease and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued.


7.04 LAWS AND REGULATIONS:

        Further, LESSEE shall keep and maintain the premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations, whether State, Federal, or Municipal, and shall hold LESSOR harmless and indemnified for any violation of same on the leased premises or which are caused by LESSEE.

7.05 OUTSIDE STORAGE PROHIBITED:

        Storage of vehicles, equipment, supplies, or any other items outside of the leased building(s) is prohibited, unless the storage area is fenced and approved by the LESSOR. For the purpose of this provision, the term "storage" shall mean the placing of vehicles, equipment, supplies, or any other items outside the leased building and which vehicles, equipment, supplies, or any other items do not serve an actual day-to-day business function.


                                       26

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7.06 HOUSEKEEPING:

        If accumulation of weeds, rubbish, or items of equipment or supplies are permitted to remain on the premises more than ten (10) days after a request in writing from the LESSOR to have them removed, the LESSOR or authorized agent may enter upon the demised premises for the purpose of removing same by whatever means it deems necessary but shall not have any affirmative duty to do so. Such entry shall not be deemed a trespass and the LESSOR shall not be subject to any liability. The cost of such work shall be borne by the LESSEE.

7.07 GARBAGE STORAGE AND DISPOSAL:

        LESSEE agrees to store all accumulated garbage in a neat and clean manner, as an essential element of its responsibilities for neatness of the premises and agrees to comply with all rules and ordinances of the city and state regarding its storage and disposal.

7.08 CUMULATIVE RIGHTS AND REMEDIES:

        All rights and remedies of LESSOR and LESSEE enumerated in this lease shall be in addition to other rights or remedies allowed by law. Likewise, the exercise or failure to exercise by LESSOR and LESSEE of any remedy provided for herein or allowed by law shall not preclude its exercise of other remedies.

7.09 INTERPRETATION:

        Words of gender used in this lease shall be held and construed to include any other gender and words in the singular shall be held to include the plural and vice versa unless the context otherwise requires.


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7.10    INVALIDITY OR ILLEGALITY OF PROVISIONS:

        The invalidity or illegality of any provisions shall not affect the remainder of this lease.

7.11    SUCCESSORS AND ASSIGNS:

        All of the terms, provisions, covenants, and conditions of this lease shall inure to the benefit of and being binding upon LESSOR and LESSEE and their successors, assigns, legal representatives, heirs, executors, and administrators.

7.12 NON-EXCLUSIVE USE:

        It is understood that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right unless specifically identified herein.

7.13    TRAILERS, ABANDONED VEHICLES EXPRESSLY PROHIBITED:

        Towed vehicles or any motor vehicles not currently licensed and actively used, are not permitted on the demised premises. Under this provision, vehicles, RV trailers, travel homes and mobile homes, wrecked or abandoned vehicles must be removed at LESSEE's expense, and failure to do so shall constitute a breach of this lease. Provided, however, that LESSEE is specifically authorized to place and maintain on the leased premises trailers, and/or mobile homes used for occupancy by pilots or other personnel or employees of LESSEE.

7.14 CAPTIONS:

        Articles and headings are inserted only as a matter of convenience and for reference and in no way define, limit, or describe or intent of any provision hereof, nor are they meant to bind the LESSOR or LESSEE to the meaning of such heading.


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7.15    RIGHT OF FLIGHT:

        LESSOR, for itself, its lessees, consignees, permittees, successors and assigns, reserves the right of flight for the passage of all types of aircraft now in existence or hereafter created above the leased premises. LESSOR, its consignees, lessees, permittees, invitees, licensees, successors and assigns shall likewise be entitled to cause such noise, smoke, vapor, sound effects, and other distractions as may be inherent in the operation and flight of such aircraft.

7.16 GOVERNING LAW/VENUE:

        This agreement shall be construed under and in accordance with the laws of the State of Louisiana. Venue of any action arising under this agreement shall lie in Vermilion Parish, Louisiana.


7.17 NOTICES:

        Any notices which are required hereunder, or which either LESSOR or LESSEE may desire to serve upon the other, shall be in writing and shall be deemed served when deposited in the United States mail, postage paid, return receipt requested, addressed to LESSEE as follows:

                             CITY OF ABBEVILLE
                             101 North State Street
                             Abbeville, LA  70510

and to LESSOR:

                             ZAPATA HAYNIE CORPORATION
                             P.O. Box 369
                             Abbeville, LA 70511-0369


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7.18    SUBORDINATION OF LEASE:

        This lease shall be subordinated to the provisions of any existing or future agreement between LESSOR and the United States, relative to the operation or maintenance of the airport, the execution of which has been or may be required as a condition to the expenditure of Federal funds for the development of the airport.

        It is expressly understood and agreed that this lease is subject to and subordinate to and controlled by provisions, stipulations, covenants, and agreements contained in those certain contracts, agreements, resolutions, and actions of the City of Abbeville, constituting agreements between the city and the United States of America and its agent including, but not limited to, the Federal Aviation Administration (FAA) and all regulations now and hereafter imposed upon the city and that the LESSOR shall not be liable to LESSEE on account of any of the foregoing matters and all of such contracts, agreements, resolutions, and regulations are incorporated herein by reference, and if any provision of this lease is determined to be a variance with same, such provision is unilaterally reformable at LESSOR's option.

        The parties agree that, as of the date of execution of this contract, there exists no provisions, stipulations, covenants, or agreements which would prohibit LESSEE from using the leased premises for the purpose set forth in Paragraph 1.11 titled "Use and Use Conflict" in this agreement.

7.19 NATIONAL EMERGENCY:

        During the time of war or national emergency, LESSOR shall have the right to lease the landing area or any part hereof to the United States Government for military or naval

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use, and if such lease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the lease to the Government, shall be suspended.

7.20 FAA APPROVAL:

        This agreement is subject to FAA and City Council approval and also constitutes a public document being subject to public inspection at any time hereafter.

7.21 AIRPORT HAZARD:

        The LESSEE, and its successors and assigns, will not make or permit any use of the property which would interfere with landing or taking off of aircraft at the airport or otherwise constitute an airport hazard. This includes such items as electrical and electronic interference with communications, electrical or electronic equipment, creation of smoke or dust, or glaring or misleading lights.

7.22 NOTICE OF PROPOSED CONSTRUCTION OR ALTERATIONS:

        The LESSEE, and its successors and assigns, will complete an FAA Form 7460-1, Notice of Proposed Construction or Alteration, and receive a favorable determination from FAA prior to any construction on the property.

7.23 AERIAL APPROACHES:

        LESSOR reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent LESSEE from erecting, or permitting to be erected, any building or other structure on or adjacent to the airport which, in the opinion of the LESSOR, would limit the usefulness of the airport or constitute a hazard to aircraft.


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7.24 IMPROVEMENTS VESTED IN LESSOR:

        The parties agree that the obligation and promises of LESSEE, as expressed herein, to make improvements and maintain building is a part of the total consideration for this lease agreement. Therefore, all right, title, and interest in and to said improvements shall at all times herein be vested in LESSOR, subject only to the right of LESSEE to the use and possession of said building and improvements during this lease plus any extensions hereof, as provided in said lease, so long as LESSEE is not in default of any of the terms of this lease agreement. It shall be the obligation of LESSEE to maintain and repair the said building and improvements during the term of this lease or any extension thereof. Upon termination, interest in and to the said improvements shall remain vested in LESSOR, and LESSEE shall not have any further rights therein nor be entitled to any reimbursement by reason of LESSEE's maintenance, improvements, repair, or use of said building.

7.25 CANCELLATION OF PRIOR LEASE AGREEMENT:

        The parties agree that this document is the current lease agreement between them and that no other past document contains or reflects any agreement with regard to the leased premises between the parties. The parties hereto expressly cancel any pre-existing lease agreements between the City of Abbeville and Zapata Haynie Corporation whether direct agreements between them or agreements obtained through assignment, sale, or sublease.


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        THUS DONE AND PASSED in Abbeville, Vermilion Parish, Louisiana, in the
Presence of Norman Broussard and Suzanne Zaunbrecher, good and competent witnesses who have signed these presents with the appearer and me, Notary, on this 4th day of January, 1994.

WITNESSES:                                  CITY OF ABBEVILLE

___________________                         By: ____________________________
Norman Broussard                                   R. Brady Broussard, Mayor

___________________
Susan Zaunbrecher

                             _____________________________
                                    Notary Public


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        THUS DONE AND PASSED in Abbeville, Vermilion Parish, Louisiana, in the
presence of Peggy Trahan and Martha Kuehling, good and competent witnesses who have signed these presents with the appearer and me, Notary, on this 19th day of January, 1994.

WITNESSES:                                  ZAPATA HAYNIE CORPORATION

___________________                         By: ____________________________
Peggy Trahan                                       Vernon D. Niven

___________________
Martha Kuehling

                             _____________________________
                                    Notary Public


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